Consent of Independent Registered Public Accounting Firm

Eagle Pharmaceuticals, Inc.
Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S3 (No. 333-202592) and Form S-8 (Nos. 333-216839, 333-213683, 333-206729 and 333-194056) of Eagle Pharmaceuticals, Inc. (the “Company”) of our reports dated February 26, 2018, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Woodbridge, New Jersey
February 26, 2018